AMENDMENT TO THE
CHANGE IN CONTROL AGREEMENT
WITH GREGORY C. CASE

This Amendment (the “Amendment”) to the Amended and Restated Change in Control Agreement entered into between Gregory C. Case and Aon Corporation (the “Parties”) effective November 13, 2009 (the “Agreement”), is entered into as of April 27th, 2016 between the Parties.
RECITALS
WHEREAS, the Board of Directors of Aon plc (the “Board”) has delegated to the undersigned officers of Aon plc the authority to make certain clarifying amendments to the definition of a “Change in Control” under the Agreement; and
WHEREAS, the undersigned officers and Mr. Case agree hereby agree to amend the Agreement by deleting Section 1(c) (the definition of a “Change in Control”) in its entirety and replacing it with the following:
“‘Change in Control’ means:
 (1)         the acquisition by any individual, entity or group, including any “person” or related “group” of “persons” within the meaning of Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (any such individual, entity or group, a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding ordinary shares of Aon plc (the “Outstanding Ordinary Shares”) or (ii) the combined voting power of the then outstanding securities of Aon plc entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) including by way of a court approved compromise or arrangement between Aon plc and its members pursuant to section 895 of the UK Companies Act 2006; excluding, however, the following: (A) any acquisition directly from Aon plc (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from Aon plc), (B) any acquisition by Aon plc, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Aon plc or any corporation controlled by Aon plc, or (D) any acquisition by any corporation pursuant to a transaction which complies with each of clauses (i), (ii) and (iii) of subsection (3) of this definition; provided further, that for purposes of clause (B), if any Person (other than Aon plc or any employee benefit plan (or related trust) sponsored or maintained by Aon plc or any corporation controlled by Aon plc) shall become the beneficial owner of 30% or more of the Outstanding Ordinary Shares or 30% or more of the Outstanding Voting Securities by reason of an acquisition by Aon plc, and such Person shall, after such acquisition by Aon plc, become the beneficial owner of any additional shares of the Outstanding Ordinary Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
 (2)         individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director of Aon plc subsequent to the date hereof whose election, or nomination for election by Aon plc’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of Aon plc as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
(3)         the consummation of a reorganization, merger, consolidation or other similar business combination involving Aon plc or its subsidiaries, or the sale or other disposition of all or substantially all of the assets of Aon plc and its subsidiaries (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which each of the following are applicable: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Ordinary Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, as a consequence of their ownership of shares of Aon plc prior to the Corporate Transaction, more than 60% of the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, respectively, of Aon plc (or, if Aon plc is not the ultimate parent entity following the Corporate Transaction, the ultimate parent entity thereof resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns Aon plc or all or substantially all of Aon plc’s and its subsidiaries’ assets, as applicable, either directly or indirectly) (the “Corporate Successor”)), and in substantially the same proportions relative to each shareholder as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as applicable, (ii) no Person (other than  Aon plc, any employee benefit plan (or related trust) sponsored or maintained by Aon plc or its subsidiaries or any entity controlled by Aon plc, the Corporate Successor or any Person that beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Ordinary Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of Aon plc or the Corporate Successor or the combined voting power of the outstanding securities of such entity entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of Aon plc or the Corporate Successor; or
 (4)         the consummation of a plan of complete liquidation or dissolution of Aon plc.”

IN WITNESS WHEREOF, Aon plc has caused this Amendment to be executed on its behalf by its duly authorized officers, and Mr. Case has executed this Amendment, this 27th day of April, 2016.

AON plc	AON plc

By:	By:

/s/ Christa Davies	/s/ Anthony R. Goland
Christa Davies	Anthony R. Goland
Executive Vice President and	Executive Vice President and
Chief Financial Officer	Chief Human Resources Officer

Acknowledged and Agreed:
/s/ Gregory C. Case
________________________________
Gregory C. Case

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